Exhibit 10.06

BUY-SELL AGREEMENT

THIS BUY-SELL AGREEMENT (hereinafter referred to as the “Agreement”) is made this 30th day of September, 2003, by and between Kevin A. Plank (the “Employee”) and KP SPORTS, INC., a Maryland corporation (the “Company”).

Explanatory Statement

A.                                   The Employee is a full time employee of the Company and has rendered valuable service to the Company.

B.                                     The Employee is a stockholder of the Company and is the record owner of 5,400,00 shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”).

C.                                     The parties hereto believe it is desirable and in their mutual best interests to control the ownership of the Common Stock of the Company and thereby to help facilitate the continuous, harmonious and effective management of the affairs, policies, and operations of the Company.

D.                                    It is the intention of the parties to provide for repurchases by the Company of shares of Common Stock held by the Employee upon the death of the Employee.

E.                                      Concurrently herewith, the Company, the Employee, the other existing stockholders of the Company, and certain investors in the Company are entering into a Stockholders’ Agreement, dated the date hereof (the “Stockholders’ Agreement”), which Stockholders’ Agreement provides, among other things, for certain restrictions relating to the transfer of the Common Stock.

NOW, THEREFORE, in consideration of the Explanatory Statement and the mutual covenants, promises and agreements of the parties hereto, the parties do hereby covenant, promise and agree as follows:

1.                                       Insurance.

Subject to the provisions of this Section 1, the Company shall be obligated to purchase and take out and maintain in force so long as the Employee is a stockholder of the Company, such policy or policies of insurance on the life of the Employee with an aggregate death benefit of $16,000,000.00 (collectively the

“Policies”).  The proceeds of the Policies (the “Proceeds”) shall be held in trust and used by the Company to purchase shares of Common Stock from the Employee’s Estate (as hereinafter defined), which are offered to the Company as a result of the death of the Employee pursuant to Section 3 hereof (the “Employee Offered Stock”).  Notwithstanding the foregoing, if in the reasonable judgment of the Company, the Employee is, or becomes, for health or other reasons, uninsurable or cannot be insured upon economically reasonable terms, the Company shall have no obligation to purchase or take out or to maintain in force life insurance on the Employee.  The Company shall be the sole owner and beneficiary of any Policy purchased or taken out hereunder.  Proceeds which are held by the Company shall not be deemed an asset of the Company or otherwise considered by any appraiser or appraisers or by any other person for the purpose of determining the purchase price for the Employee Offered Stock pursuant to Section 4 hereof.  The Company shall pay premiums on all Policies as they become due and may, in its discretion, apply any dividends declared and paid on such policies to the payment of such premiums.

2.                                       Purchase and Sale.

(a)                                  No Common Stock shall be Transferred (as such term is defined in the Stockholders’ Agreement) by the Employee to a Permitted Transferee (as such term is defined in the Stockholders’ Agreement), other than a repurchase of the Common Stock by the Company, unless, as a condition of receiving title to such Common Stock:

(i)                                     the Common Stock so transferred shall remain subject to all the provisions of this Agreement;

(ii)                                  the Permitted Transferee agrees to become a party to this Agreement and to be bound by all of the provisions and terms or conditions hereof; and

(iii)                               such person or entity executes such other documents as are contemplated hereby, including a counterpart of this Agreement, which shall be deemed a supplement to this Agreement setting forth the foregoing agreements and to which all Common Stock then and thereafter acquired by such person or entity shall be subject.

(b)                                 Any purported Transfer of the Common Stock other than in accordance with this Agreement by the Employee shall be null and void, and the Company shall refuse to recognize any such Transfer and shall not reflect on its records any change in record ownership of the Common Stock pursuant to any such Transfer.

(c)                                  For purposes hereof, the Employee and each of his Permitted Transferees shall be referred to herein as an “Employee Stockholder.”

(d)                                 Each Employee Stockholder agrees that during the term of this Agreement, he or it shall not Transfer any or all of the shares of Common Stock of the Company owned of record or beneficially by him or it except pursuant to the Stockholders’ Agreement.

3.                                       Purchase Upon Death.

Upon the death of the Employee, if the Policies are then in effect, the Company shall be obligated to use the Proceeds of the Policies to purchase shares of Common Stock of the Company held by the Employee’s estate or any Employee Stockholder (collectively, the “Estate”), and the Estate shall be obligated to sell said shares.  Purchases pursuant to this Section 3 shall be made from the persons or entities constituting the Estate as the Estate shall determine.  If the Estate cannot come to a determination within five (5) business days of the receipt of the Proceeds by the Company, the shares will be purchased on a pro rata basis from all of the persons or entities constituting the Estate.  The price per share for purchases pursuant to this Section 3 shall be the higher of the amount of the Book Value (as defined in Section 4(a)) or the Market Value (as defined in Section 4(b)) and shall be paid in cash on the Closing Date (as defined in Section 5).  If for any reason the Company does not expend all of the Proceeds to purchase shares, any such remaining or unused Proceeds shall be retained by the Company.  The number of shares of Common Stock to be purchased from the Estate shall equal the amount of the Proceeds divided by the price per share as determined in accordance with this Section 3.

4.                                       Book Value and Market Value.

(a)                                  “Book Value” as used in this Agreement shall be the value, computed on the same accounting basis as the Company’s regular method of accounting, of the net aggregate stockholder’s equity of the Company divided by the total number of shares of the Common Stock of the Company outstanding on a fully-diluted basis on the date on which said Book Value is computed and determined (as hereinafter provided); provided, however, that anything contained in this Section 4(a) to the contrary notwithstanding, the computation of such Book Value shall be subject to the following provisions:

(i)                                     in no event shall the determination of the Book Value include any of the Proceeds;

(ii)                                  no additional allowance of any kind shall be made for the goodwill, tradenames or any other intangible asset or assets (hereinafter referred to as the “Intangible Assets”) of the Company other than that aggregate dollar amount for any of such Intangible Assets appearing on the most recent balance sheet of the Company prior to those dates set forth below for determining Book Value;

(iii)                               the Book Value shall be computed and determined as of the end of the last month immediately preceding the month in which the death of the Employee occurred for purposes of Section 4 of this Agreement; and

(iv)                              the Book Value shall be determined in accordance with generally accepted accounting principles, applied in a consistent manner with prior periods, by the independent accountant at that time examining the books and accounts of the Company or, if there be none, then by the last independent accountant who had performed such services for the Company, and a determination by such independent accountant shall, for purposes of this Agreement, be final, conclusive and binding upon each of the parties hereto.

(b)                                 “Market Value” as used in this Agreement with respect to the value of shares of the Company’s Common Stock, shall be the per share dollar value of the Company’s Common Stock last determined by a resolution of the Board of Directors of the Company, acting in good faith, as recorded in the minute book of the Company.  In the event that the Board of Directors has not determined a per share dollar value for the Corporation’s Common Stock within eighteen (18) months of its last determination of the per share dollar value for the Corporation’ s Common Stock, then the “Market Value” with respect to the value of shares of the Company’s Common Stock, shall be the fair market value as determined by an accountant who is employed by or is a partner or principal in a nationally or regionally recognized accounting firm who is knowledgeable and experienced in evaluating and determining the fair market value of shares of stock or other equity interests in companies that are generally similar to the Company.  The “Market Value” as determined in accordance with this Section 4(b) shall, for purposes of this Agreement, be final, conclusive and binding upon each of the parties hereto.

5.                                       Delivery of Certificates.

Closing on the sale of any shares of Common Stock sold pursuant to this Agreement, unless otherwise agreed to in writing by the Company and the Employee Stockholder, shall be held at the principal place of business of the Company five (5) business days from the later of (x) the date the Proceeds are received by the Company and (y) the receipt by the Company of written instructions from the Estate as to whom the Proceeds should be paid, which instructions the Company is entitled to rely on (the “Closing Date”).  On the Closing Date, upon payment of the purchase price for the purchase of the Common Stock hereunder, the stock certificate or certificates representing the Common Stock shall be delivered to the Company, with appropriate stock powers or endorsements duly executed in blank and guaranteed by a national bank or member of the New York Stock Exchange.  If the certificates representing any shares of Common Stock have not been surrendered by the Employee Stockholder or shall not be delivered contemporaneously with the tender of the purchase price, then the Company, shall be appointed, and the same is hereby irrevocably constituted and appointed, the attorney-in-fact with full power and authority to execute the necessary stock powers and to perform all other acts necessary and proper in order to transfer such stock certificate or certificates to the purchaser, in accordance with the provisions of this Agreement and all rights of the Employee Stockholder thereof with respect to said Common Stock (including voting rights) nonetheless shall cease and terminate.  Each Employee Stockholder shall also deliver to the Company at the Closing (a) all documentation required by Section 2 hereof for the transfer of such Employee Stockholder’s Stock, as applicable; and (b) a full and unconditional general release signed by the Employee Stockholder in the form and substance required by the Company.

6.                                       Securities Laws and Endorsements of Stock Certificates.

(a)                                  Each Employee Stockholder acknowledges that the Common Stock of the Company acquired by it has not been registered under the Securities Act of 1933 (hereinafter referred to as the “Act”) or any state securities law (the “State Act”).  Each Employee Stockholder severally represents and warrants that it has acquired the shares of Common Stock of the Company without a view to, the offer, offer for sale, or sale in connection with, the distribution of such shares of the Common Stock, and that it will hold such shares of Common Stock indefinitely unless subsequently registered under the Act and the State Acts or unless exemption from such registration is available and an opinion of counsel for the Company, in form and substance satisfactory to the Company, is obtained to that effect.  The provisions of Section 2 hereof are in all respects subject to the restrictions of the Act and the State Acts and regulations thereunder.  All certificates representing shares of Common Stock subject to this Agreement shall be conspicuously legended in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

Each Employee Stockholder realizes that the Company does not file, and does not in the foreseeable future contemplate filing, periodic reports in accordance with the provisions of Section 13 or 15(d) of the Securities and Exchange Act of 1934, and also understands that the Company has not agreed to register any of its securities for distribution in accordance with the provisions of the Act or to take any actions respecting the obtaining of an exemption from registration for such securities or any transaction with respect thereto.

(b)                                 Upon the execution of this Agreement, the certificates representing shares of Common Stock subject to this Agreement shall be conspicuously legended as follows:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED AS TO TRANSFER BY THE TERMS, CONDITIONS AND COVENANTS OF AN AGREEMENT WITH RESPECT THERETO DATED THE      DAY OF SEPTEMBER, 2003, A COPY OF WHICH IS ON FILE WITH THE COMPANY.  THE COMPANY WILL GRATUITOUSLY FURNISH A COPY OF SAID AGREEMENT TO ANY PARTY HAVING A VALID INTEREST THEREIN.  ANY TRANSFER OF STOCK OTHER THAN IN ACCORDANCE WITH SAID AGREEMENT SHALL BE ABSOLUTELY NULL AND VOID.”

All certificates for any shares of Common Stock hereinafter issued to an Employee Stockholder shall bear the same legend, and this Agreement shall cover all such stock.

7.                                       Stock Issued In The Future.

Nothing in this Agreement shall be construed as preventing the Company from issuing its shares of any class to any other person at any other time free of any restrictions including, without limitation, the restrictions provided for herein.

8.                                       After-Acquired Stock.

Whenever an Employee Stockholder acquires any additional shares of Common Stock of the Company or any other “securities” (as said term is defined in the Act) of the Company other than the shares of Common Stock owned at the time of the execution of this Agreement, such shares of Common Stock or such other securities (as the term is defined in the Act) of the Company so acquired shall be subject to all of the terms of this Agreement, and the certificates therefor shall be surrendered to the Company for legending in accordance with Section 6 of this Agreement, unless already so legended.

9.                                       Termination.

This Agreement shall remain in effect until the happening of any of the events listed below, upon the first to occur of such events, all rights and obligations other than the obligations relating to registration under or exemption from the Act and the State Acts, as set forth in Section 6 of this Agreement, and rights and obligations respecting the payments pursuant to Section 3 shall cease:

(a)                                  the adjudication of the Company as a bankrupt, the execution by the Company of an assignment for the benefit of creditors or the appointment of a receiver for the Company;

(b)                                 the voluntary dissolution of the Company;

(c)                                  in the event that there shall be only one (1) owner of issued and outstanding shares of Common Stock of the Company;

(d)                                 the Company’s IPO (as such term is defined in the Stockholders’ Agreement); or

(e)                                  the Company’s Change of Control (as such term is defined in the Stockholders’ Agreement).

10.                                 Notices.

All notices, offers, acceptances, exercises of options, waivers and other acts under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by certified or registered mail to the Employee Stockholder at his or its address on the Company records and to the Company as follows:

KP Sports, Inc.
1020 Hull Street, Third Floor
Baltimore, Maryland 21230
Attn: Kevin Plank, President and CEO

Any party hereto may change his or its address for notice by written notice to the others, in the manner hereinabove provided.

11.                                 Additional Actions And Documents.

Each of the parties hereto agrees to take or cause to be taken further actions, to execute and deliver or cause to be executed and delivered such further instruments and to use his or its best efforts to obtain such requisite consents as any other party may from time to time reasonably request in order to fully effectuate the purposes, terms and conditions of this Agreement.

12.                                 Miscellaneous.

(a)                                  This instrument contains the entire agreement between the parties and supersedes all prior oral or written agreements, commitments or understandings with respect to the purchase of securities of the Company held by the Employee Stockholders on the Employee’s death, and no modification shall be binding upon the party affected unless set forth in writing and duly executed by each party affected.

(b)                                 The Employee represents and warrants that he is the sole owner of the number of shares of the Common Stock set forth opposite his signature hereto, evidenced by the certificate number or numbers shown immediately after such number of shares, that all of such shares are free and clear of all liens, claims, charges, security interests, or encumbrances of any kind, and that he has the right and lawful authority to sell or otherwise transfer such shares.

(c)                                  All of the covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective heirs, guardians, personal and legal representatives, successors and assigns.

(d)                                 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Maryland, without regard to principles of conflicts of law.

(e)                                  It is the express intention of the parties that the agreements contained herein shall have the widest application possible.  If any agreement contained herein is found by a court having jurisdiction to be unreasonable in scope or character, the agreement shall not be rendered unenforceable thereby; but rather the scope or character of such agreement shall be deemed reduced or modified with retroactive effect to render such agreement reasonable and such agreement shall be enforced as thus modified.  If the court having jurisdiction will not review the agreement, then the parties shall mutually agree to a revision having an effect as close as permitted by law to the provision declared unenforceable.  In the event that a court having jurisdiction determines that one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(f)                                    Inasmuch as the shares of Common Stock cannot be readily purchased or sold in the open market, irreparable damage would result in the event this Agreement is not specifically enforced.  In the event of a breach of this Agreement, any non-breaching party hereto may maintain an action for specific performance against the party or parties hereto who are alleged to have breached any of the terms, conditions, representations, warranties, or agreements herein contained and it is hereby further agreed that no objection to the form of action in any proceeding for specific performance of this Agreement shall be raised by any party hereto so that such specific performance of this Agreement may not be obtained by the aggrieved party.  Anything contained herein to the contrary notwithstanding, this Section 12(f) shall not be construed to limit in any manner whatsoever any other rights and remedies an aggrieved party may have by virtue of any breach of this Agreement.

(g)                                 The descriptive headings of the several sections and paragraphs’ of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(h)                                 Unless the context otherwise requires, whenever used in this Agreement, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter and feminine gender, and vice-versa.

(i)                                     This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall together constitute one document.

13.                                 Wills.

The Employee agrees to either prepare and execute a Will or amend his existing Will to instruct his personal representative to strictly comply with the terms and conditions of this Agreement; provided that any failure of an Employee to comply with the provisions of this Section shall not affect in any way the agreements and obligations otherwise imposed upon them by this Agreement.

14.                                 Representation by Counsel.

In the negotiation of this Agreement, each party has had the opportunity to be represented by legal counsel and independent accountants.  This Agreement is a fair and reasonable agreement, is not the result of any fraud, duress or undue influence exercised by any party or by any other person and has been signed freely and voluntarily, without relying upon any representations, warranties or statements other than those expressly set forth herein.

15.                                 Amendment.

Any term or condition set forth in this Agreement may be amended, modified, altered or waived, and additional terms and conditions may be incorporated into this Agreement with the express written consent of the Company and the holders of a majority of the shares of Common Stock held by the Employee Stockholders under this Agreement.  All of such amendments, modifications, alterations, waivers or additions shall be effective as of the date of such consent, shall be in writing and shall be provided to each of the parties.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and acknowledged this Agreement as of the date first above written.

ATTEST:	KP SPORTS, INC.

/s/ Joanne Hillman	By:	/s/ J. Scott Plank

WITNESS:

/s/ Joanne Hillman	/s/ Kevin A. Plank
Name: Kevin A. Plank

Number of Shares: 5,400,000

Certificate No(s): 8